Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Post-Effective Amendment No. 4 to Registration Statement (Registration No. 333-165828) on Form S-1 of GeoVax Labs, Inc. of our reports dated February 9, 2011, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
September 2, 2011